UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) of THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 24, 2007
INTERCONTINENTALEXCHANGE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32671	58-2555670
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (770) 857-4700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
On August 24, 2007, IntercontinentalExchange, Inc. (“ICE”) entered into the First Amendment (the “Amendment”) to the Credit Agreement (the “Agreement”) by and between ICE and Wachovia Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, and the lenders named therein. The Amendment revises the conditions for permitted acquisitions and investments under the Agreement, as well as correcting the calculation for the interest coverage ratio. None of the terms for financing or amount of funds available to ICE were altered or revised. The foregoing descriptions of the Agreement and Amendment do not purport to be complete and are qualified in their entirety by reference to Exhibit 10.1 to ICE’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 12, 2007 with respect to the Agreement and to Exhibit 10.1 to this Current Report on Form 8-K with respect to the Amendment.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibit
     The following exhibit is filed as part of this Current Report on Form 8-K:
10.1	First Amendment to Credit Agreement among IntercontinentalExchange, Inc. and Wachovia Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, and the lenders named therein dated as of August 24, 2007.
Forward-Looking Statements — Certain statements in this Current Report on Form 8-K may contain forward-looking information regarding IntercontinentalExchange’s business that are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those set forth in the forward-looking statement. For a discussion of such risks and uncertainties, see the Company’s Securities and Exchange Commission filings, including, but not limited to, the risk factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 and June 30, 2007, each as filed with the Securities and Exchange Commission on February 26, 2007, May 4, 2007 and July 26, 2007, respectively.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

INTERCONTINETALEXCHANGE, INC.

/s/ Scott A. Hill

Scott A. Hill Senior Vice President, Chief Financial Officer

Date: August 30, 2007

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